Exhibit 99.1

Orbis Education Services, LLC

Independent Auditor’s Report and Consolidated Financial Statements

December 31, 2018

Orbis Education Services, LLC

December 31, 2018

Independent Auditor’s Report

Board of Directors

Orbis Education Services, LLC

Indianapolis, Indiana

We have audited the accompanying consolidated financial statements of Orbis Education Services, LLC and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, members’ deficit and cash flows for the year then ended, and the related notes to consolidated the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orbis Education Services, LLC and its subsidiaries as of December 31, 2018 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 11 to the consolidated financial statements, the entity has changed its method of accounting for goodwill and its presentation of redeemable preferred units in 2018.  Our opinion is not modified with respect to this matter.

/s/ BKD, LLP

Indianapolis, Indiana

March 25, 2019

Orbis Education Services, LLC

Consolidated Balance Sheet
December 31, 2018

	2018
Assets

Current Assets
Cash	$240,981
Accounts receivable	40,736
Prepaid expenses and other current assets	1,759,219
Total current assets		$2,040,936
Other Assets
Property and equipment, net	5,270,481
Intangible assets, net	4,315,621
Goodwill	346,325
		9,932,427

Total assets		$11,973,363

Liabilities and Members’ Deficit

Current Liabilities
Revolving credit facility	$17,517,500
Accounts payable	799,669
Accrued expenses	7,112,460
Total current liabilities		$25,429,629

Noncurrent Liabilities
Warrant liability	2,624,379
Other	895,939
Total noncurrent liabilities		3,520,318

Total liabilities		28,949,947

Redeemable Convertible Preferred Units		33,942,336

Members’ Deficit		(50,918,920)

Total liabilities and members’ deficit		$11,973,363

See Notes to Consolidated Financial Statements

Orbis Education Services, LLC

Consolidated Statement of Operations
Year Ended December 31, 2018

	2018

Revenues		$62,458,801

Cost of Revenues
Sales and marketing	$14,094,651
Instructional costs	18,348,660
Facilities	4,118,716
Wages and benefits	7,449,711
Other costs of revenue	1,275,159
Total cost of revenues		45,286,897

Gross Income		17,171,904

Operating Expenses
General and administrative	16,991,156
Depreciation and amortization	3,040,592
Stock compensation expense	300,026
Total operating expenses		20,331,774

Operating Loss		(3,159,870)

Other Income (Expense)
Interest expense	(3,216,074)
Other expense	(40,448)
		(3,256,522)

Net Loss		$(6,416,392)

See Notes to Consolidated Financial Statements

Orbis Education Services, LLC

Consolidated Statement of Members’ Deficit
Year Ended December 31, 2018

Members’ Deficit

Balance, December 31, 2017 (as adjusted - Note 11)	$(44,802,554)

Net loss	(6,416,392)
Profit interest expense	300,026

Balance, December 31, 2018	$(50,918,920)

See Notes to Consolidated Financial Statements

Orbis Education Services, LLC

Consolidated Statement of Cash Flows
Year Ended December 31, 2018

	2018

Operating Activities
Net loss	$(6,416,392)
Items not requiring cash
Depreciation and amortization	3,040,592
Debt discount amortization (interest expense)	17,656
Warrant liability adjustment	1,876,700
Profit interest expense	300,026
Changes in
Accounts receivable, net	(40,736)
Accounts payable	(146,353)
Prepaid expenses and other assets	(314,359)
Accrued expenses	1,437,453
Other assets and liabilities	282,317
Net cash provided by operating activities		$36,904

Investing Activities
Purchase of property and equipment	(2,473,858)
Development of online learning products	(837,921)
Net cash used in investing activities		(3,311,779)

Financing Activities
Borrowings on revolving credit facility	32,935,000
Principal payments on revolving credit facility	(29,520,000)
Net cash provided by financing activities		3,415,000

Increase in Cash		140,125

Cash, Beginning of Year		100,856

Cash, End of Year		$240,981

Supplemental Cash Flows Information
Cash paid for interest		$1,296,766
Property and equipment purchases included in accounts payable		71,116

See Notes to Consolidated Financial Statements

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

Note 1:                                     Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Orbis Education Services, LLC (Orbis), headquartered in Indianapolis, Indiana, is an outsourced provider of education services to universities and healthcare providers.  In partnership with college and university affiliates and hospital networks, the Company creates, manages and markets collaborative educational solutions for nursing and other healthcare related students.  The Company leverages these alliances to provide flexible and customized education programs by facilitating operations, management, student recruitment, and the technology behind the programs.  The Company currently has work environments in California, Colorado, Florida, Indiana, Massachusetts, Nevada, New York, North Carolina, Ohio, Oregon, Tennessee, Texas, Utah and Wisconsin.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Orbis Management Company, LLC (Management) and Orbis Education II, LLC (“OE II”).  Management is owned 99% by Orbis and 1% by OE II.  Management primarily provides employee services to Orbis for a service fee.  OE II is owned 100% by Orbis.  All intercompany accounts and transactions have been eliminated in the consolidation of Orbis, Management and OE II (hereinafter collectively referred to as the Company).  OE II had no significant operating activities during the year ended December 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Significant Estimates

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates.  Definite-lived intangibles are evaluated by management whenever events or circumstances indicate the carrying amount may not be recoverable.  Assumptions by management that could affect the value of the intangibles include expected profitability and economic factors, including increased competition.

Additionally, the Company estimates the fair value of outstanding warrants.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

Cash

The Company maintains, cash balances in bank accounts, which may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  At December 31, 2018, the Company’s cash accounts exceed federally insured limits by approximately $162,000.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers.  The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Property and Equipment

Property and equipment acquisitions are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset.  Assets under capital lease obligations and leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives.  The estimated useful lives for each major depreciable classification of property and equipment are:

Clinical equipment	5 years
Computers and equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	3 - 9 years

Goodwill

Goodwill is evaluated annually for impairment.  In testing goodwill for impairment, the Company has the option first to perform a qualitative assessment to determine whether it is more likely than not that goodwill is impaired or the entity can bypass the qualitative assessment and proceed directly to the quantitative test by comparing the carrying amount, including goodwill, of the entity with its fair value.  The goodwill impairment loss, if any, is measured as the amount by which the carrying amount of an entity, including goodwill, exceeds its fair value.  Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Intangible Assets

Definite-lived intangible assets consist of customer relationships and acquired learning objects.  Customer relationships are amortized on the straight-line basis over periods ranging from 8 to13 years.  Online learning products are being amortized on the straight-line basis over three years.  Such assets are periodically evaluated as to the recoverability of their carrying values.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

Costs incurred for the development of software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 985, Software.  These costs are included in online learning products and are amortized over the estimated useful life of the resulting software.  The Company amortizes the online learning products on a straight-line basis over three years beginning when the product is available for general release.  Costs capitalized include direct labor and overhead costs.  Costs incurred prior to technological feasibility and after general release are expensed as incurred.

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable.  If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the year ended December 31, 2018.

Income Taxes

Orbis and Management are limited liability companies in which taxable income is taxed directly to their members.  Consequently, Orbis and Management do not record any provision for federal or state taxes on the income of the Company.  OE II files a separate federal and separate state income tax returns.  Due to no significant operating activity, no provision for federal or state taxes is recorded on the income of OE II.

Revenue Recognition

Revenue is recognized when the following four revenue recognition criteria are met:  persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.  Revenue generally consists of service fees associated with educational partners and/or healthcare partners, and is recognized ratably over the period of instruction for each program.  Fees are generally invoiced each semester for the number of students at the contractual rate per credit hour.

Selling and Promotional Costs

The Company generally expenses selling and promotional costs, including paid advertising, as incurred.  The purpose of these costs is to generate awareness of our university partners’ educational solutions so that prospective students may enroll in the university partners’ education programs.  Advertising and promotional costs were approximately $9,490,000 for the year ended December 31, 2018.

Orbis Education Services, LLC

 Notes to Consolidated Financial Statements
December 31, 2018

Future Changes in Accounting Principles

The Financial Accounting Standards Board amended its standards related to revenue recognition.  This amendment replaces all existing revenue recognition guidance and provides a single, comprehensive revenue recognition model for all contracts with customers.  The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized.  Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances.  The amendment also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in those judgments and assets recognized from costs incurred to fulfill a contract.  The standard allows either full or modified retrospective adoption.  The Company has not adopted this standard as it is a public business entity that otherwise would not meet the definition except for a requirement to include its financial statements in another entity’s filing with the SEC.  Therefore, the Company may apply this amendment for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.  The Company is in the process of evaluating the impact the amendment will have on the consolidated financial statements.

The Financial Accounting Standards Board amended its standard related to the accounting for leases.  Under the new standard, lessees will now be required to recognize substantially all leases on the balance sheets as both a right-of-use asset and a liability.  The standard has two types of leases for income statement recognition purposes:  operating leases and finance leases.  Operating leases will result in the recognition of a single lease expense on a straight-line basis over the lease term similar to the treatment for operating leases under existing standards.  Finance leases will result in an accelerated expense similar to the accounting for capital leases under existing standards.  The determination of lease classification as operating or finance will be done in a manner similar to existing standards.  The new standard also contains amended guidance regarding the identification of embedded leases in service contracts.  Because the Company is a public business entity that otherwise would not meet the definition except for a requirement to include its financial statements in another entity’s filing with the SEC, the Company may apply this amendment for annual periods beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020.  The Company is evaluating the impact the standard will have on the consolidated financial statements; however, the standard is expected to have a material impact on the consolidated financial statements due to the recognition of additional assets and liabilities for operating leases.

Subsequent Events

Subsequent events have been evaluated through March 25, 2019, which is the date the consolidated financial statements were available to be issued.

On January 22, 2019, the Company completed a merger with Grand Canyon Education, Inc. (GCE).  The consideration received was $365,800,000 subject to various provisions as defined in the merger agreement.  The Company incurred approximately $908,000 of transaction costs related to this merger that were incurred and accrued at December 31, 2018.  Additionally, the Company incurred approximately $7,898,000 of transaction costs during 2019.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

Upon the effective date of the merger, Orbis membership units were converted into the right to receive the per unit portion of the closing cash proceeds as defined in the merger agreement.  Additionally, all outstanding options and warrants were converted into the right to receive the excess of the per unit estimated closing cash proceeds over the applicable exercise price of the warrant or option.  All outstanding debt was repaid from the sale proceeds.

On January 31, 2019, GCE, its wholly owned subsidiary, Orbis Education Services, LLC, a Delaware limited liability company (“Orbis Education”), as guarantor and Bank of America, N.A., as administrative agent, entered into a First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of January 22, 2019, among GCE, Orbis Education, as guarantor, Bank of America, N.A. as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein (as amended, the “Credit Agreement”)

On February 1, 2019, GCE, Orbis Education, as guarantor, Bank of America, N.A, as administrative agent, and the other lenders named therein entered into a First Incremental Facility Amendment (the “First Incremental Facility Amendment”) to the Credit Agreement.  Pursuant to the First Incremental Facility Amendment, GCE borrowed an incremental $56,250,000 principal amount of term loans and increased the aggregate revolving commitments by $18,750,000, thereby increasing the principal amount of the term loan borrowed to $243.75 million and the principal amount of the aggregate revolving commitments to $81.25 million.  No other changes were made to the Credit Agreement.

Note 2:                                     Property and Equipment

Property and equipment consist of the following at December 31, 2018:

2018
Clinical equipment	$2,795,553
Computers and equipment	2,686,504
Furniture and equipment	1,506,644
Leasehold improvements	2,398,365
Total cost	9,387,066
Accumulated depreciation and amortization	(4,116,585)
$5,270,481

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

Note 3:                                     Goodwill and Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2018 were:

	2018
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Customer relationships	$10,516,000	$(7,322,206)	$3,193,794
Acquired learning objects	319,000	(319,000)	—
Online learning products	3,394,019	(2,272,192)	1,121,827
Intangible assets	14,229,019	(9,913,398)	4,315,621
Goodwill	346,325	—	346,325
Balance December 31	$14,575,344	$(9,913,398)	$4,661,946

Amortization expense was $1,486,107 for the year ended December 31, 2018.  Estimated amortization expense for each of the following five years is:

2019	$1,527,958
2020	1,181,830
2021	549,777
2022	305,082
2023	281,615

Note 4:                                     Revolving Credit Facility

The Company has a revolving credit facility that allows for total borrowings up to $32,500,000.  The facility allows for borrowings up to $25,000,000 limited to a borrowing base formula as defined in the agreement.  This portion of the credit facility bears interest at the greater of 2% above prime or 5.50%.  The facility also allows for borrowings not limited to the borrowing base formula up to $7,500,000, which bear interest at the greater of 1.50% above prime or 5.0%.  There was $17,517,500 borrowed against the revolving credit facility bearing interest at 7.50% at December 31, 2018.

Upon completion of the merger on January 22, 2019, all outstanding borrowings on the line of credit were paid in full.

LLR Equity Partners III, L.P., a related party through majority ownership, had guaranteed $7,500,000 of the revolving credit facility.

The credit facility was secured by all personal property of the Company, including any intellectual property.  Under the terms of the agreement, the Company was subject to certain financial covenants, including minimum cumulative EBITDA and minimum cumulative revenue, as well as certain negative covenants.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

Additionally, the lease agreement for the Company’s Indianapolis corporate headquarters requires the Company to maintain a $300,000 letter of credit in favor of the landlord.  The letter of credit expires in January 2020.

Note 5:                                     Operating Leases

The Company leases substantially all of its facilities and also enters into lease agreements for equipment necessary to conduct business.  Management evaluates all lease agreements to determine whether the lease is a capital lease or an operating lease.  The leases expire in various years throughout 2026.  Certain leases contain renewal options allowing for the term to be extended for five years after the initial term.  Some leases contain escalating rent payments which the Company has expensed on a straight-line basis.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2018 are as follows:

Operating Leases
2019	$3,405,727
2020	2,929,571
2021	2,672,195
2022	2,297,840
2023	2,177,708
Thereafter	3,464,850
$16,947,891

Total rent expense incurred for the year ended December 31, 2018 was approximately $3,991,826.

Note 6:                                     Members’ Deficit

The Company’s members’ deficit is represented by and divided into classes of units.  At December 31, 2018, the units outstanding were:

2018
Series A preferred	393,700
Series A-1 preferred	353,353
Series B preferred	544,564
Series C preferred	8,240,313
Series C-1 preferred	1,983,815
Class C incentive	2,532,173
Common incentive	1,544,506
Common	1,880,147

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

The holders of the common units are entitled to one vote for each common unit held.  The holders of the preferred units are entitled to the number of votes equal to the number of whole common units into which the preferred units held are convertible.

Redeemable Convertible Preferred Units

Shares of the preferred units are automatically convertible into common units at the option of the preferred holder at any time.  The number of common units to which a holder of preferred units shall be entitled upon conversion shall be the product obtained by multiplying the applicable conversion rate as defined in the limited liability company agreement by the number of units being converted.

The Series C preferred units are redeemable if requested by a majority of the Series C preferred unit holders at any time after the fifth anniversary of the original issue date.  The redemption is payable within 455 days after the receipt of the redemption request.  The units shall be redeemed at a price equal to the greater of the then fair value of the Series C preferred units or the original issue price of $2.42 per unit.

Upon receipt of the Series C preferred unit redemption notice, all other preferred units shall be redeemed in the following preferential order:  Series C-1, Series B, Series A-1 then Series A.  The Series C-1 and Series A-1 preferred units shall be redeemed at a price equal to the greater of the then fair value of the units or the original issue price of $2.19 and $5.20 per unit, respectively.

The Series B units shall be redeemed at a price equal to the greater of the then fair value or $7.75 per Series B preferred unit.  The Series A units shall be redeemed at a price equal to the greater of the then fair value or $9.14 per Series A preferred unit.

All redemption rights of the holders of the preferred units shall expire and terminate upon the effective date of the registration statement filed in connection with a Qualified Public Offering.

Members’ Equity by Class

In the event of a voluntary or involuntary liquidation event, the limited liability agreement defines the preferences of each series of units, and is summarized below:

a)             The Series C and C-1 holders shall be entitled, on a pari passu basis, to an amount equal to, (i) in the case of the Series C Preferred Units, an amount per Series C Preferred Unit equal to $2.42 and (ii) in the case of the Series C-1 Preferred Units, an amount per Series C-1 Preferred Unit equal to $2.19.

b)             Sixty percent (60%) of the remaining assets shall be paid to holders of Series C units (including Class C incentive units) ratably.

c)              The balance of the assets available for distribution shall be paid in the following order:

i.                  To the Series B and Series A-1 unit holders, in the amount of $7.75 ($1.385 per unit of which represents the amount of accrued and unpaid dividends) and $5.20 per unit, respectively, on a pari passu basis.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

ii.               To the Series A unit holders, in the amount of $9.14 ($1.524 per unit of which represents the amount of declared and unpaid dividends) per unit.

iii.            Ratably to the holders of common units (including common incentive units), Series B units and Series C-1 units (all on an as if converted to common units basis) until such time that the holders of the Series B units have received an aggregate amount per Series B unit equal to three times the Series B original issue price of $6.36 per unit.

iv.           Ratably to the holders of the common units (including common incentive units) and Series C-1 units.

Warrants

As of December 31, 2018, the Company had various warrants outstanding, which entitle its holders to purchase security units.  Outstanding warrants as of December 31, 2018 are summarized as follows:

	Number of	Exercise	Expiration
Type of Unit	Units	Price	Date
Common	90,000	$4.30	3/31/2019
Common	66,000	6.50	3/31/2019
Series C Preferred	10,275	2.19	6/4/2024
Series C Preferred	9,375	3.60	3/11/2026
Series C Preferred	59,483	4.35	11/1/2026
Series C Preferred	3,125	7.20	12/8/2027
Series C-1 Preferred	6,848	2.19	6/4/2024
Series C-1 Preferred	9,493	2.37	3/11/2026
Series C-1 Preferred	66,091	2.61	11/1/2026
Series C-1 Preferred	2,443	6.14	12/8/2027

Equity Incentive Plans

The Second Amended and Restated Orbis Education Services, Inc. 2004 Stock option plan as amended on August 31, 2012, (the 2004 Plan) provided for the grant of both Incentive Stock Options and Nonqualified Stock Options of common units.  The aggregate number of units for which options may be granted under the plan shall not exceed 554,000.  If an option granted under the Plan expires or terminates for any reason without being exercised, the unpurchased common units relating to those options shall be available for grant of other options under the 2004 Plan.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

A summary of the activity related to the 2004 Plan is as follows:

	2018
		Weighted-
		Average
	Total	Exercise
	Units	Per Unit
Outstanding as of January 1, 2018	49,504	$1.60
Forfeited, canceled or expired during year	—	—
Outstanding at December 31, 2018	49,504	1.60
Vested as of December 31, 2018	49,504

At December 31, 2018, the weighted-average remaining contractual life of the options outstanding were three years.

There is no unrecognized compensation expense related to the options granted under the 2004 Plan as of December 31, 2018, as the options were deemed to have no value at date of grant.

During 2012, the Company adopted the “Orbis Education Services, LLC 2012 Profit Interest and Option Plan”.  The plan allows the Company to grant profit interest in Class C incentive units or common incentive units.  Additionally, the plan allows the Company to grant options to purchase common units.  In 2016, the plan was amended to increase the common incentive units and options available for grant to 1,544,506 and increase the Class C incentive units available for grant to 2,532,173.

The Company’s policy is to estimate forfeitures at the date of grant and recognize compensation cost based on the number of awards expected to vest.

The following tables summarize information about the profit interest outstanding as of December 31, 2018:

	2018
	Common Incentive Units	Class C Incentive Units
Outstanding at January 1, 2018	1,544,506	2,532,173
Granted during year	—	—
Outstanding at December 31, 2018	1,544,506	2,532,173
Vested as of December 31, 2018	862,517	1,373,656

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

The Company recorded $300,026 of compensation expense related to these units for the year ended December 31, 2018.  All of the unvested profit interests vested upon completion of the merger as disclosed in Note 1.

Distributions to incentive unit holders are limited to the holder’s share of the aggregate amount of profit and unrealized appreciation in all of the assets of the Company between the date of issuance of such Incentive Units and the date of such distribution.

Note 7:                                     Fair Value Disclosures

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1                        Quoted prices in active markets for identical assets or liabilities

Level 2                        Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3                        Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Following is a description of the valuation methodologies and inputs used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Warrant Liability

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows and are classified as Level 2.  In certain cases where Level 1 or Level 2 inputs are not available, items are classified as Level 3.  Management challenges the reasonableness of the assumptions used and reviews the methodology to ensure the estimated fair value complies with accounting standards generally accepted in the United States.

At December 31, 2018, because of the merger agreement disclosed in Note 1, the warrants were valued at their cash value on January 22, 2019.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheet measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2018:

Fair Value Measurements Using
Significant
		Other	Significant
		Observable	Unobservable
	Fair	Inputs	Inputs
	Value	(Level 2)	(Level 3)
Warrant liability - December 31, 2018	$2,624,379	$2,624,379	$—

Level 3 Reconciliation

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying consolidated balance sheet using significant unobservable (Level 3) inputs:

Description	Liability
Balance at January 1, 2018	$747,679
Transfers out of Level 3	(747,679)
Balance at December 31, 2018	$—

As of December 31, 2018, the Company had identified a significant other observable input and transferred the fair value of the warrant liability from Level 3 to Level 2.

Note 8:                                     Profit-Sharing Plan

The Company has a 401(k) profit-sharing plan covering substantially all employees.  The Company allows participants to defer a portion of their annual compensation on a pretax basis.  In 2018, the Company’s matching contribution was 100% of salary deferral that make up the first 3% of total compensation and an additional 1/2% matching contribution for each additional 1% of total compensation that each participating employee defers up to a total of 5% of total compensation.  Contributions to the plan were $561,127 for the year ended December 31, 2018.

Note 9:                                     Deferred Compensation

The Company has a retention plan for certain individuals.  The plan allows for certain payments to be made to these individuals upon the completion of four years of service or a change of control, whichever is first.  There was $997,500 accrued related to this obligation as of December 31, 2018.  Upon completion of the merger agreement in January 2019, the Company paid $1,787,500 related to this retention plan.

Orbis Education Services, LLC

Notes to Consolidated Financial Statements
December 31, 2018

Note 10:                              Concentrations

Major Customers

At December 31, 2018, the Company had four major customers (defined as a customer providing 10% or more of total revenues).  These customers represented approximately 59% of total revenue for the year ended December 31, 2018.

Note 11:                              Changes in Accounting Principles

Prior to 2018, the Company had elected the alternative guidance for private companies that allowed goodwill to be amortized (ASU 2014-02, Intangibles-Goodwill and Other (Topic 350):  Accounting for Goodwill).  As a result of sale of the business, as disclosed in Note 1, the Company is no longer considered a private company.

Additionally, the Company changed its accounting for redeemable preferred stock.  As a public business entity, the Company must account for its redeemable preferred stock at its redemption value and classify the redeemable preferred stock outside of permanent equity.

The following financial statement line items for fiscal year 2018 were affected by the changes in accounting principles.

	2018
	As Computed Under Previous Methods	As Reported	Effect of Change
Income Statement
Depreciation and amortization	$3,075,225	$3,040,592	$34,633
Balance Sheet
Goodwill	$138,530	$346,325	$207,795
Redeemable preferred units	—	33,942,336	33,942,336
Members’ deficit	(17,184,379)	(50,918,920)	(33,734,541)
Statement of Cash Flows
Net loss	$(6,451,025)	$(6,416,392)	$(34,633)
Adjustment to reconcile net loss to net Cash used in operating activities Depreciation and amortization	3,075,225	3,040,592	34,633

As a result of the accounting changes, the members’ deficit as of January 1, 2018 changed from $(11,033,380) as originally reported to $(44,802,554), which is a change of $(33,769,174).  The change consists of a decrease to member’s deficit of $33,942,336, which was the difference between the carrying value of the redeemable preferred units and their redemption value at January 1, 2018.  Additionally, member’s deficit increased by $173,162, which was the accumulated amortization of goodwill at January 1, 2018.